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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST

                                       OF

                            LIFE RE CAPITAL TRUST II


                  This CERTIFICATE OF TRUST OF LIFE RE CAPTAL TRUST II (the "Trust"), dated as of February 10, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust formed hereby is Life Re Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                   BANK OF NEW YORK
                                   (DELAWARE),
                                   not in its individual
                                   capacity but solely as Delaware
                                   Trustee of the Trust

                                   By: /s/ Walter N. Gitlin
                                       -------------------------------
                                       Name:   WALTER N. GITLIN
                                       Title:  Authorized Signatory

                                   /s/ W. Weldon Wilson
                                   -----------------------------------
                                   W. WELDON WILSON,
                                   not in his individual capacity
                                   but solely as trustee of the Trust